Exhibit 10.12

Liquid Capital Loan Contract

(Contract No. :  3520160546 )

Borrower: Zhejiang Zhengkang Industrial Co. Ltd

Business License Number: 330305000005201

Address: No. 678 Dingxiang Road, Binhai Industrial Park, Economic & Technology Development Zone, Wenzhou, Zhejiang Province, People’s Republic of China 325025

Loaner: Industrial Bank Co Ltd. Wenzhou Branch

Address: No. 1 Municipal Road Wenzhou Zhejiang Province PRC. 325000

Phone: 86 55699696

I.	Loan Amount:

Currency: RMB.

Amount: ¥[●]

II.	This contract is a dependent legal document between Loaner and Borrower.

III.	Loan period:

The load period is [●] months, starting from the [●], and the maturity date is [●], 2017.

IV.	Loan purpose:

1. The purpose of this loan is to buy raw materials.

2. Without written consent of the Loaner, the Borrower cannot change the loan purpose.

V.	Loan interest rate, interest calculation and interest settlement:

1.	Loan Prime Rate shall be settled annually.

2.	Loan interest rate = Loan Prime Interest +[●]%

3.	Interest is calculated since the actual withdrawal date.

4.	Loan interest rate is calculated pursuant to No. [ 2_]

1)	Fixed rate: Loan interest rate of year would be [●]% without fluctuating during the period of the contract.

2)	Fluctuated rate: the actual withdrawal date (or the first withdrawal date if installment withdrawal) will be the starting date, and every [●] months will be a fluctuation period.

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5.	The [●] day of each month would be the pay date for loan interest.

6.	All the interest shall be settled prior to the maturity date of the loan under this contract.

7.	If the loan is used in violation of the purpose of this agreement, the penalty interest will be calculated and the penalty interest will be increased [●]% of the loan interest under this contract.

8.	If Borrower does not repay the loan on time and no agreement is reached between the Borrower and the Loaner, the penalty interest will be increased [●]% of the loan interest under this contract.

VI.	Condition of withdrawal:

1.	Borrower should meet the flowing conditions to withdraw the loan:

a)	Borrow has provided necessary documents to Loaner;

b)	Borrower is legally registered organization and have legal fund to repay the loan.

c)	The purpose of the loan is clear and legal.

d)	Borrower has opened an account for performance of this contract pursuant to the request of Loaner.

e)	Borrower has filled out all necessary forms related to the loan.

f)	Borrower has good standing and has no bad records..

2.	Borrower hereto agrees that: upon execution of this contract, if borrow does not meet the withdraw condition or loan payment condition, Loaner has the right to terminate the loan or cancel the contract, Borrower shall take all the responsibilities accordingly.

VII.	Repayment of Loan Principal

1.	The loan principal under this contract shall be fully repaid by one time prior to the maturity date of the loan under this contact.

2.	If Borrower needs to extend the repayment date, Borrower shall notify Loaner in writing [●] days prior to the maturity date of this contract.

3.	If Loaner wants to ask Borrower to repay the loan in part or in whole prior to the maturity date, Loaner shall notify borrower in writing [●] days in advance.

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VIII.	List of Guarantee Contract

1.	Maximum Guarantee

Contract number: [●]

Guarantee Type: Guarantee

Guarantor: [●]

2.	Maximum Individual Guarantee

Contract number: [●]

Guarantee Type: Guarantee

Guarantor: [●]

IX.	Miscellaneous:

1.	Any disputes arising from the performance of the contract shall be submitted to the court which is located in the place where Loaner resides.

2.	This contract is written in 4 copies and each copy has same legal effect.

X.	Supplemental Clause:

The following are Additional Guarantee contracts:

7.	Maximum Individual Guarantee Contract

Contract number: [●]

Guarantee Type: Guarantee

Guarantor: [●]

Borrower: Zhejiang Zhengkang Industrial Co. Ltd

Loaner: Industrial Bank Co Ltd. Wenzhou Branch

Execution time: [●]

Execution time: Wenzhou

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